                                                                   EXHIBIT 10.22

REDACTED                                 CONFIDENTIAL TREATMENT REQUESTED
                                         --------------------------------
                                           The asterisked portions of this
                                         document have been omitted and are
                                         filed separately with the Securities
                                         and Exchange Commission

[LETTERHEAD OF HUGHES COMMUNICATIONS, INC.]



                                       August 12, 1996

BY FACSIMILE
------------

In reply, refer to: WJK/96-08-06-9


Hughes Space & Communications Company
Post Office Box 92919, Airport Station
Building S24 - Mail Station D435
Los Angeles, California 90009
Attn: Ms. Christine Kung

Subj: Galaxy XIII, XIV, XV, and XVI Authorization to Proceed

Dear Ms. Kung:

     Hughes Communications Galaxy, Inc. ("HCG") hereby authorizes ****** through February 6, 1997 for Hughes Space & Communications Company ("HSC") to proceed with the following Long Lead efforts required to support the Galaxy XIII, XIV, XV and XVI programs:

     -  TWT Long Lead
     -  Battery Long Lead
     -  Payload, Antenna, Microwave hi-leverage
        Work and hi-real parts
     -  Required GSE maintenance

     The following articles shall apply to this Letter Authorization:

     1. Letter Authorization Funding Limitation:
        ---------------------------------------

     HCG's maximum liability under this Letter Authorization Monthly (including termination liability) shall not exceed ****** including profit or fee, if any. Monthly invoices for the initial efforts shall be forwarded to HCG. Any amounts paid under this Letter Authorization shall be credited towards the final negotiated firm fixed price for the activities authorized herein.

Ms. Christine Kung
August 12, 1996
Page 2


     2. Period of Letter Authorization:
        ------------------------------

     The effective commencement date of this Letter Authorization is August 6, 1996. This Letter Authorization shall expire on February 6, 1997, unless (I) HSC and HCG mutually agree, by written amendment, to extend the above specified expiration date; or (II) this agreement is superseded by the definitive Spacecraft Acquisition Agreement.

     3. Terms and Conditions:
        --------------------

     This Letter Authorization is subject to the terms and conditions agreed to under the Galaxy 601 Spacecraft Acquisition Agreement, until such other terms and conditions are negotiated and accepted between the parties. In addition, all documents as cited and referred to in this Letter Authorization are incorporated herein by reference and made an integral part hereof.

     Please indicate HSC's acceptance of this Letter Authorization by providing a countersignature below. If you have any questions regarding this Letter Authorization, please feel free to contact me immediately. Thank you for your continued assistance in this new venture.

                                       Sincerely,

                                       /s/ William J. Kollar

                                       William J. Kollar
                                       Manager of Contracts


HUGHES SPACE & COMMUNICATIONS COMPANY

Accepted* the 20th day of August, 1996.

By: /s/ Christine L. Kung
    -------------------------

Name: Christine L. Kung
      -----------------------

Title: Contracts Manager, HSC
       ----------------------


* Contingent upon similar terms to those proposed on 24 May 1996 on Galaxy X. (Note: Liquidated Damages were not included.)


cc:  J. F. Farrell
     H. E. McDonnell
     P. C. McLellan
     S. D. Siskel
     S. B. Tollefson